Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of July 27, 2016, by and between JERNIGAN CAPITAL, INC., a Maryland corporation (the “Company”), and certain funds managed or advised by Highland Capital Management, L.P. or its controlled affiliates (“Highland”) and identified on the signature page(s) hereto (each, a “Buyer” and collectively, together with their permitted transferees and assigns, the “Buyers”).

RECITALS:

A.           The Company is offering for sale (the “Offering”) shares of its Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”). When purchased, the Preferred Stock will have the terms set forth in the articles supplementary in the form attached as Annex A hereto (the “Articles Supplementary”) and made a part of the Company’s Articles of Amendment and Restatement (the “Charter”) by the filing of the Articles Supplementary with the Maryland Department of Assessments and Taxation (the “SDAT”). The Preferred Stock will pay dividends in both cash and, at the election of the Buyers, in additional shares of Preferred Stock or in shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to and in accordance with the terms and conditions and limitations set forth in the Articles Supplementary.

B.           Pursuant to this Agreement, the Buyers wish to purchase, and the Company wishes to sell, upon the terms and conditions set forth herein, up to $100,000,000 of Preferred Stock (subject to a minimum amount of $50,000,000 of Preferred Stock to be issued and sold by the Company by the second anniversary of the date of the Agreement), which may be increased at the request of the Company by $25,000,000. The sale of shares of Preferred Stock in the Offering may occur from time to time in one or more closings.

C.           The Company and the Buyers are executing and delivering this Agreement in reliance upon the registration exemption afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

D.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Annex B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Dividend Common Stock under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

E.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Disclosure Schedules (as defined below), annexes and exhibits attached hereto, the Articles Supplementary, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder (together with this Agreement, collectively, the “Transaction Documents”) with respect to the issuance of the Securities to the Buyers, including as dividends on the Preferred Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1.	PURCHASE OF PREFERRED STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyers, and each of the Buyers has the obligation, severally and not jointly, to purchase from the Company, shares of Preferred Stock as follows:

(a)          The Company’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the satisfaction of the conditions set forth in Sections 5 and 6 of this Agreement, through and including, the tenth Business Day (the “Final Purchase Notice Date”) preceding the second anniversary of this Agreement (such second anniversary date, the “Final Draw Date”), the Company shall have the right, but not the obligation (other than as set forth in Section 1(b) below), to direct the Buyers by its delivery to the Buyers of a Purchase Notice from time to time, and each of the Buyers thereupon shall have the obligation, severally and not jointly, to purchase the Purchase Amount specified in the Purchase Notice (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date, as specified in the Purchase Notice; however, in no event shall (i) the Purchase Amount of a Regular Purchase be (A) less than $5,000,000 or, if greater than $5,000,000, other than in integral multiples of $1,000,000, (B) more than $15,000,000 in any given calendar month, and (C) more than $35,000,000 in any three-month period, and (ii) the Purchase Date be subsequent to the Final Draw Date. The Company may deliver additional Purchase Notices for additional Regular Purchases to the Buyers from time to time so long as the most recent Regular Purchase has been completed, and, in any event, at most one-time per month.

(b)          Company’s Obligation to Issue Preferred Stock. If, on or before the Final Purchase Notice Date, the Company has not issued and the Buyers have not purchased an aggregate of $50,000,000 of Preferred Stock, then on the Final Draw Date of this Agreement, provided that the conditions set forth in Sections 5 and 6 below are satisfied, the Buyers shall purchase and the Company shall issue the amount of Preferred Stock that, together with all previous issuances and purchases, would equal $50,000,000.

(c)          Payment for Purchase of Shares. For each Regular Purchase, the Buyers shall pay to the Company an amount equal to the Purchase Amount as full payment for such shares of Preferred Stock by wire transfer of immediately available funds prior to the issuance by the Company of such shares of Preferred Stock. All payments made under this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement at least two Business Days prior to the Purchase Date. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding Business Day.

(d)          Increase in Available Amount. The Company shall have the right to increase the Available Amount by up to $25,000,000 by the delivery to Buyer Representative of a notice to increase the Available Amount by the amount set forth in such notice. The Company may only give such notice one time and such notice will be effective on such Business Day (as long as such notice is delivered on or before 5:00 p.m. Eastern Time on such Business Day).

(e)          Records of Purchases. Buyer Representative and the Company shall each maintain records showing the remaining Available Amount at any given time and the Purchase Dates and Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to Buyer Representative and the Company to reconcile the remaining Available Amount.

(f)          Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of Securities to the Buyers made in accordance with this Agreement.

(g)          Allocation of Purchases. Subject to adjustment as provided in this Section 1(g), there shall initially be the Buyers as set forth on the signature pages hereto and such Buyers shall be obligated, severally and not jointly, to purchase in proportion to the allocation set forth on Schedule 1(g) (as nearly as possible, subject to any necessary rounding) of the total Preferred Stock to be purchased by Buyers in connection with any Regular Purchase. Notwithstanding the foregoing, at any time and from time to time, Buyer Representative may notify the Company of a change to the identity of the Buyers, the number of Buyers and the allocation of Preferred Stock to be purchased by such Buyers under this Agreement by delivering notice to the Company (an “Allocation Notice”), no later than three Business Days prior to the Purchase Date to which the changes in such Allocation Notice shall apply, which Allocation Notice shall provide: the identity of the Buyers designated to purchase Preferred Stock on such Purchase Date and the allocation (by percentages totaling 100%) between such Buyers; provided, however, that no changes included in an Allocation Notice shall be permitted if such changes would (1) violate the Ownership Limitations set forth in the Charter as to any holder of Common Stock or (2) reasonably be expected to cause the Company to fail to qualify as a REIT. If any Person(s) identified as a Buyer in an Allocation Notice is not a party to this Agreement, such Person shall, prior to the applicable Purchase Date, execute and deliver a joinder agreement substantially in the form attached hereto as Exhibit F.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company that as of the date hereof and as of any Purchase Date:

(a)          Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Buyer and performance by the Buyer of the transactions contemplated by this Agreement and the other Transaction Documents have been duly authorized by all necessary action on the part of the Buyer. This Agreement and the other Transaction Documents to which the Buyer is a party have been duly executed by the Buyer, and when delivered by the Buyer in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not, and will not (1) result in a violation of any provision of its articles of incorporation, bylaws, limited partnership agreement, limited liability company agreement or similar governing documents of the Buyer, (2) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (3) conflict with or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (2) and (3) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, have, or reasonably be expected to result in, a material adverse effect on the ability of such Buyer to perform its obligations hereunder or under any of the other Transaction Documents to which the Buyer is a party.

(c)          Investment Intent. The Buyer understands that the shares of Preferred Stock are “restricted securities” and have not been, and will not be, registered for issuance and sale under the Securities Act or any applicable state securities law, and the Buyer is acquiring the shares of Preferred Stock as principal for its own account and not with a view to, or for distributing or reselling such shares of Preferred Stock or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the shares of Preferred Stock for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such shares of Preferred Stock pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Buyer is acquiring the shares of Preferred Stock hereunder in the ordinary course of its business. The Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the shares of Preferred Stock (or any securities which are derivatives thereof) to or through any person or entity. The Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)          Buyer Status. The Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Buyer acknowledges that, in connection with any Regular Purchase, the Company shall have the right to request evidence reasonably satisfactory to the Company with respect to the Buyer’s status as an “accredited investor” as of the applicable Purchase Date.

(e)          Rule 144. The Buyer acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Buyer has been advised that Rule 144 permits resales only under certain circumstances. The Buyer understands that to the extent that Rule 144 is not available, but subject to the terms and conditions of the Registration Rights Agreement, the Buyer may only sell Securities pursuant to an effective registration statement under the Securities Act, pursuant to an exemption from such registration requirement or in a transaction not otherwise subject to the registration requirements of the Securities Act.

(f)          General Solicitation. The Buyer acknowledges that the shares of Preferred Stock were not offered to the Buyer as a result of any advertisement, article, notice or other communication regarding the shares of Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g)          Experience. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares of Preferred Stock, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the shares of Preferred Stock and, at the present time, is able to afford a complete loss of such investment. The Buyer acknowledges that an investment in the shares of Preferred Stock is speculative and involves a high degree of risk.

(h)          Access to Information. The Buyer acknowledges that it has had the opportunity to review the Disclosure Materials (as defined below) and has been afforded (1) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the shares of Preferred Stock, (2) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (3) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(i)          Certain Trading Activities. Other than consummating the transactions contemplated hereunder, the Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Buyer was first contacted by the Company or any other Person regarding the specific investment contemplated hereby. The Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction.

(j)          Limitations on Issuance of the Securities.

(i)          The Buyer acknowledges that the issuance of the Securities to the Buyer shall be subject to the Ownership Limitations set forth in Article VII of the Company’s Charter (subject to any Excepted Holder Limit (as defined in the Charter) in any waiver of Ownership Limitations applied to the Buyer), and no Dividend Common Stock shall be issued to the Buyer if such issuance would cause the number of Dividend Common Stock issued to exceed the Share Cap (as defined below).

(ii)         The Buyer acknowledges that the number of Dividend Common Stock that the Buyer shall be entitled to receive, together with such number of Dividend Common Stock issued to all other Buyers, shall be limited to the maximum number of shares of Common Stock that may be issued without approval of the Company’s stockholders pursuant to the listing rules of the Principal Market (the “Share Cap”).

(k)          Brokers and Finders. No Person will have, as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, any valid right, interest or claim against or upon the Company or any Buyer for any commissions, fees or expenses or other compensation, provided that the Company will reimburse Buyer Representative for reasonable financial advisor fees that are invoiced by Jefferies LLC within 10 days of any Purchase Date in an amount of 0.75% of the amount purchased on such Purchase Date up to a maximum aggregate amount of $750,000.

(l)          Independent Investment Decision. The Buyer has independently evaluated the merits of its decision to purchase shares of Preferred Stock pursuant to this Agreement and the other Transaction Documents. The Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the shares of Preferred Stock and the future receipt of Securities as dividends constitutes legal, tax or investment advice. The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the shares of Preferred Stock and the future receipt of Securities as dividends.

(m)          Reliance on Exemptions. The Buyer understands that the shares of Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the shares of Preferred Stock.

(n)          Existing Ownership of Common Stock. Buyers are not the “beneficial owner” or “constructive owner” of more than 9.8% of the Company’s Common Stock, as determined in accordance with the Company’s Charter.

(o)          No Governmental Review. The Buyer understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the shares of Preferred Stock or the fairness or suitability of the investment in the shares of Preferred Stock, nor have such authorities passed upon or endorsed the merits of the Offering.

(p)          Regulation M. The Buyer is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Buyer.

(q)          Residency. The Buyer’s office in which its investment decision with respect to the Securities was made is located in Texas.

(r)          No Other Representations. Except for the representations and warranties set forth in this Section 2, neither the Buyers nor any other Person makes any express or implied representation or warranty with respect to the Buyers or with respect to any other information provided to the Company in connection with this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein, as well the SEC Reports (as defined below), the Company hereby represents and warrants as of the date hereof, as of the date the Company gives notice to increase the Available Amount pursuant to Section 1(d) and as of any Purchase Date, to the Buyers:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3(a) hereto. Except as disclosed in Schedule 3(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary, if any, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the shares of Preferred Stock in accordance with the terms hereof and the issuance of the Securities as dividends in accordance with the Articles Supplementary) have been duly authorized by all necessary corporate action on the part of the Company, and, other than a waiver of Ownership Limitations to be granted by the Company’s Board of Directors in accordance with Section 5(j)(i)(G) hereof, no further corporate action is required by the Company, its Board of Directors or its stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement and each of the other Transaction Documents to which it is a party have been (or upon delivery will have been) duly executed by the Company and are, or when delivered in accordance with the terms hereof and thereof will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (1) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Preferred Stock and the Securities as dividends) do not and will not (1) conflict with or violate any provisions of the Company’s Charter (as amended or supplemented by the Articles Supplementary) or bylaws or otherwise result in a violation of the organizational documents of the Company, (2) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or (3) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws, assuming the correctness of the representations and warranties made by the Buyer herein), or by which any property or asset of the Company is bound or affected, except in the case of clauses (2) and (3) such as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the shares of Preferred Stock and the issuance of the Securities as dividends), other than (1) the filing of the Articles Supplementary with the SDAT, (2) filings required by applicable state securities laws, (3) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (4) the filing of any requisite notices and/or application(s) to the Principal Market for the issuance of the Dividend Common Stock and the listing of the Dividend Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (5) the filings contemplated in Section 4(a) of this Agreement, (6) those that have been made or obtained prior to the date of this Agreement and (7) those approving the issuance of the Securities as dividends (collectively, the “Required Approvals”).

(f)          Issuance of the Securities. The shares of Preferred Stock have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer (1) provided for in the Charter, (2) pursuant to Liens granted by or otherwise encumbering any of the Buyers, (3) provided for in this Agreement or (4) imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The issuance of the Securities as dividends, when duly authorized and issued in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in this Agreement and the other Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Buyers in this Agreement and the timely filing of the Required Approvals, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)          Capitalization. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the other Transaction Documents that have not been effectively waived. The issuance and sale of the shares of Preferred Stock will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(h)          SEC Reports; Disclosure Materials. The Company has filed with the Commission all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act prior to the date this representation is made, including pursuant to Sections 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected or updated by a subsequent amendment or restatement, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Material Contract has been filed (or incorporated by reference) as an exhibit to the SEC Reports.

(i)          Limitation on Dividends. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits it (whether with or without giving notice or the passage of time or both), directly or indirectly, from paying any dividends or making other distributions on its capital stock, and no Subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without giving notice or the passage of time or both), directly or indirectly, it from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advance from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any Subsidiary.

(j)          Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected or updated by a subsequent amendment or restatement). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(k)          Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in a subsequent SEC Report filed prior to the date this representation is made or deemed to be made, as applicable, (1) there have been no events, occurrences or developments that have or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (2) the Company has not incurred any material Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) Liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (3) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (4) there has not been any entry into, or any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, any Material Contract.

(l)          Certified Public Accountant. Grant Thornton LLP (or any successor certified public accountant thereto) who has audited and issued an audit report with respect to the financial statements of the Company (including the related notes thereto and supporting schedules) included as part of the Company’s most recently filed Annual Report on Form 10-K (or any amendment or supplement thereto), is, at the time this representation is made or deemed to be made, an independent registered public accounting firm as required by the Securities Act.

(m)          Litigation. There is no Action pending or, to the knowledge of the Company, threatened, which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement and any of the other Transaction Documents or the issuance of the Securities or (2) except as disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect. There are no Actions pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of the respective properties or assets of the Company or any of its Subsidiaries is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.

(n)          Employment Matters. No current executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s knowledge, no current executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with the Company, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any Liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.

(o)          Compliance. Neither the Company nor any of its Subsidiaries (1) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (2) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their respective properties or assets or (3) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority or self-regulatory organization (including the Principal Market) applicable to the Company, except in each case as would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.

(p)          Regulatory Permits. Each of the Company and its Subsidiaries has all necessary authorizations, licenses, permits, authorizations, consents and approvals, and possesses all certificates, authorizations and permits (collectively, “Permits”) issued by the appropriate federal, state, local or federal regulatory authorities (“Governmental Authority”) necessary to conduct their respective businesses, except to the extent that any failure to have any such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applications required to have been filed for the renewal of Permits have been duly filed on a timely basis with the appropriate Governmental Authority except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authority or third party, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice nor has any knowledge indicating that it currently is not in compliance in any material respect with the terms of any Permit.

(q)          Title to Assets. To the extent the Company or its Subsidiaries owns any real property (“Company Property”), the Company and its Subsidiaries have good and valid title in fee simple to any Company Property, if applicable, in each case free and clear of all Liens, except (1) such as are listed as an exception to any owner’s or leasehold title insurance policy with respect to such properties or otherwise set forth in any loan or financing documentation relating to such properties, in each case made available by the Company to the Buyers, (2) for the leasehold interests of the tenants or (3) such as would not, individually or in the aggregate, have a Material Adverse Effect. The Company or its Subsidiaries have obtained an owner’s title insurance policy from a title insurance company licensed to issue such policy, on each property that is owned by the Company or such Subsidiary that insures the Company or such Subsidiary’s fee interest in such property or a lender’s title insurance policy insuring the lien of its mortgage securing such property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or such Subsidiary and secured by such property. The Company and its Subsidiaries have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens that do not, individually or in the aggregate, have a Material Adverse Effect on the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.

(r)          Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would not have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of such Person. To the Company’s knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.

(s)          Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, which individually or in the aggregate, have, or would reasonably be expected to result in, a Material Adverse Effect.

(t)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act.

(u)          Internal Accounting Controls. The Company maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and Liability accountability, (3) access to assets or incurrence of Liabilities is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets and Liabilities is compared with the existing assets and Liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Since the Evaluation Date (as defined below), there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)         Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company that comply with the requirements of the Exchange Act and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(w)          Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Buyers for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, with respect to the offer and sale of the shares of Preferred Stock except as expressly provided herein. The Company shall indemnify, pay, and hold the Buyers harmless against, any Liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)          Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the shares of Preferred Stock by the Company to the Buyer under this Agreement. Neither the issuance and sale of the shares of Preferred Stock hereunder nor the issuance of the Dividend Common Stock or the Dividend Preferred Stock in accordance with the Articles Supplementary will contravene the rules and regulations of the Principal Market.

(y)          Investment Company. The Company is not, and immediately after receipt of payment for the shares of Preferred Stock, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)          Registration Rights. Except for the Buyer in connection with the Offering, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa)         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(cc)         Tax Matters. (1) The Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns) and all such Tax Returns are complete, true and accurate in all material respects, and the Company and each of its Subsidiaries have paid all those taxes owed (whether or not shown as due and payable on any Tax Return), other than those that are being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company.

(2)         Neither the Company nor any Subsidiary is the subject of any audits, examinations, assessments or other proceedings in respect of taxes, and the Company and its Subsidiaries have not received written notice of any audits or proceedings;

(3)         The Company and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Internal Revenue Service Forms W-2 and Forms 1099 (and foreign, state and local equivalents) required with respect thereto have been properly and timely filed or provided, as applicable;

(4)         There are no liens with respect to taxes upon any of the properties or assets, real or personal, tangible or intangible of the Company or any of its Subsidiaries (other than liens for taxes that are not yet due or delinquent);

(5)         Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2);

(6)         The Company has never paid any “preferential dividends” within the meaning of Section 562 of the Code; and

(7)         The Company has not engaged in any transactions that could give rise to “redetermined rents,” “excess interest,” “redetermined deductions” or “redetermined TRS service income” described in Section 857(b)(7) of the Code.

(dd)         REIT Tax Status. Commencing with its taxable year ended December 31, 2015, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code, and its form of organization and method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code. The Company presently intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code.

(ee)         Environmental Matters. The Company and its Subsidiaries and any Company Property are in substantial compliance with, and each of the Company and its Subsidiaries hold, all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; none of the Company or any of its Subsidiaries (1) is, to the Company’s knowledge, the subject of any investigation, (2) has received any notice or claim, (3) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (4) is bound by any judgment, decree or order or (5) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) relating to any Company Property, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received from any governmental authority notice of any violation, concerning any Company Property, of any municipal, state or federal law, rule or regulation or of any Environmental Law, except for such violations as have heretofore been cured and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to Liability under any Environmental Law).

(ff)         No General Solicitation. Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company, has offered or sold any of the shares of Preferred Stock by any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the Preferred Stock.

(gg)         Unlawful Payments. To the Company’s knowledge, none of the Company, any of its Subsidiaries, nor any directors, executive officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for or on behalf of the Company: (1) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (2) made any unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (3) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (4) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(hh)         Money Laundering. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and money laundering statutes of all jurisdictions in which the Company and each of its Subsidiaries operate including the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(ii)         Company IT Systems. The Company and each of its Subsidiaries owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each of its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(jj)         Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed and would have a Material Adverse Effect.

(kk)         Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyers or any of their respective representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyers’ purchase of the shares of Preferred Stock. The Company represents to the Buyers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

(ll)         Absence of Manipulation. The Company has not, and, to the Company’s knowledge, no Person acting on its behalf has, taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company in violation of applicable law to facilitate the sale or resale of the Securities.

(mm)         PFIC. None of the Company’s Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(nn)          OFAC. Neither the Company nor any of its Subsidiaries is, and, to the Company’s knowledge, no director, executive officer, agent, employee, Affiliate or other Person acting for or on behalf of the Company or any of its Subsidiaries is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not knowingly use the proceeds of the sale of the Preferred Stock, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country or region sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(oo)         No Additional Agreements. The Company does not have any understanding with the Buyers with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(pp)         Reservation of Securities. Subject to any limitations set forth in the Company’s Charter, as shall be amended or supplemented pursuant to the Articles Supplementary, and Maryland law, the Company has reserved, and will continue to reserve, free of any preemptive or similar rights of stockholders of the Company, a number of unissued shares of Common Stock and Preferred Stock sufficient to issue and deliver the Dividend Common Stock and the Dividend Preferred Stock, which may be paid as dividends on the Preferred Stock.

(qq)         Representations and Warranties. In connection with any Regular Purchase, on or prior to each applicable Purchase Date, the Company shall be entitled to deliver to the Buyers updated Disclosure Schedules, which shall be in form and substance acceptable to the Buyers.

(rr)         No Other Representations. Except for the representations and warranties set forth in this Section 3, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to the Buyers in connection with this Agreement.

4.          COVENANTS.

(a)          Filing of Form 8-K and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file a Current Report on Form 8-K (or disclose under Item 5 of Form 10-Q) disclosing this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company shall, in accordance with the terms and conditions of the Registration Rights Agreement, file a registration statement covering the resale of the Dividend Common Stock by the Buyer.

(b)          Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (1) the initial sale of the Preferred Stock to the Buyers under this Agreement and (2) any subsequent sale of the Preferred Stock by the Buyers, in each case, under applicable securities or “blue sky” laws of the states of the United States in such states as is necessary in connection with such sales, as required under applicable law of such states, and shall provide evidence of any such action so taken to Buyer Representative.

(c)          Listing. The Company shall, in the time and manner required by the Principal Market, prepare and file with such Principal Market an additional shares listing application covering a number of shares of Common Stock equal to the maximum number of Dividend Common Stock that may be issued under the Share Cap (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company shall use commercially reasonable efforts to maintain the Common Stock’s listing on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the Nasdaq Stock Market or the OTC Bulletin Board. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

(d)          Compliance with Laws. Notwithstanding any other provision of this Section 4, the Buyers covenant that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws and in compliance with the Charter. In connection with any transfer of the Securities other than (1) pursuant to an effective registration statement, (2) to the Company, (3) pursuant to Rule 144 (provided that the Buyers provide the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (4) in connection with a bona fide pledge as contemplated in Section 4(e), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. To the extent any such transfer to a Person would cause such Person’s ownership to exceed the Ownership Limitations set forth in the Charter, such transfer shall be subject to the provisions of Article VII of the Charter in the same manner as any other acquisition of Company capital stock. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other Transaction Documents and shall have the rights of the Buyer under this Agreement and the other Transaction Documents with respect to such transferred Securities.

(e)          Legends. Certificates representing the Securities shall bear a legend indicating that the Securities are subject to the Ownership Limitations set forth in the Company’s Charter (the “Ownership Limit Legend”), any legend required by the Maryland General Corporation Law, any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4(g):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that any Buyer may from time to time pledge and/or grant a security interest in some or all of the legended Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who also agrees to be bound by the transfer and ownership restrictions provided for in this Agreement and the other Transaction Documents upon foreclosure or other transfer upon default in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan with a registered broker-dealer. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure by the pledgee following default by such Buyer. No notice shall be required of such pledge, but a Buyer’s pledgee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Buyer acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between such Buyer and its pledgee or secured party. At the Buyer’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424 of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Buyers acknowledge and agree that, except as otherwise provided in Section 4(g), any Securities subject to a pledge or security interest as contemplated by this Section 4(e) shall continue to bear the legend set forth in this Section 4(e) and be subject to the restrictions on transfer set forth in Section 4(d).

(f)          Transfer Agent Instructions. Upon the effectiveness of any registration statement covering the resale of the Dividend Common Stock, as contemplated by the Registration Rights Agreement, the Company shall issue instructions to the Transfer Agent to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Buyers and their respective nominee(s), for the Securities in such amounts as specified from time to time by a Buyer to the Company, in the form of Annex C attached hereto (the “Transfer Agent Letter of Instructions”); provided, however, that if the use of such registration statement has been suspended by the Commission or, in the reasonable judgment of the Company, such registration statement must be updated prior to its continued use, the Transfer Agent may be instructed to temporarily credit such shares to the accounts in the books and records of the Transfer Agent, until the conditions in Section 4(g) have been satisfied in the reasonable judgment of the Company, at which time such shares shall be credited in accordance with the Transfer Agent Letter of Instructions. The Company represents and warrants that no instruction other than the Transfer Agent Letter of Instructions and stop transfer instructions to give effect to Section 4(d) will be given by the Company to its Transfer Agent with respect to the Securities. If the Buyers effect a sale, assignment, or transfer of the Securities in accordance with Section 4(d), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer, or assignment.

(g)          Removal of Legends. Certificates or book-entry statements evidencing the Securities shall not be required to contain the Securities Act legend set forth in Section 4(e) above or any other legend (other than the Ownership Limit Legend) (1) while a registration statement (including a registration statement filed pursuant to the Registration Rights Agreement) covering the resale of such Securities is effective under the Securities Act, (2) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (3) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer or pledgee, as applicable, provides the Company with reasonable assurances and customary representations that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (4) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Buyers provide the Company with an opinion of counsel to the Buyers, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (5) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than three Business Days following the delivery by a Buyer to the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 4(g), as directed by the Buyers, or, in the case of shares held in book-entry accounts, within three Business Days following the date on which a legend is no longer required, without any action required on the part of the Buyers, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Securities to which the Buyers shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyers, a certificate representing such Securities that is free from all restrictive and other legends (other than the Ownership Limit Legend), registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(h)          Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4 will be inadequate and agrees, in the event and upon presentation of sufficient proof of a breach or threatened breach by the Company of the provisions of this Section 4, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(i)          Due Diligence. A Buyer shall have the right, as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours; provided, however, that such Buyer must give written notice to the Company no later than three Business Days prior to any request to perform such due diligence. The Company and its officers and employees shall provide information and reasonably cooperate with the Buyers in connection with any reasonable request by the Buyers related to the Buyers’ due diligence of the Company, including, but not limited to, any such request made by the Buyers in connection with the entering into of this Agreement; provided, however, that at no time is the Company required or permitted to disclose material non-public information to the Buyers or to breach any obligation of confidentiality or non-disclosure to a third party. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby and in the other Transaction Documents. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(j)          Disposition of Securities. The Buyers shall not sell any Securities except as provided in this Agreement, the Registration Rights Agreement and the “Plan of Distribution” section of the prospectus included in an effective registration statement. The Buyers shall not transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in an effective registration statement or pursuant to Rule 144 under the Securities Act. In the event of any sales of Securities pursuant to an effective registration statement, the Buyers will (1) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the effective registration statement and (2) will comply with all applicable prospectus delivery requirements.

(k)          Conduct of Business of the Company. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the termination of this Agreement, except as expressly contemplated by this Agreement or as required by applicable law or with the prior written consent of the Buyers (1) conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, (2) not, unless required by the Commission or necessary to reflect changes in GAAP, or alter materially its method of accounting or the manner in which it keeps its accounting books and records unless, in the business judgment of the Board of Directors of the Company, deviation from these standard practices is determined to be in the best interests of the Company and its stockholders, including the holders of Preferred Stock, and (3) use reasonable best efforts to conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(l)          Qualification as a REIT. The Company shall use reasonable best efforts to operate in a manner in accordance with the requirements for qualification and taxation as a REIT. In the event of the taking or proposed taking of any action that would cause any representation set forth in this Section 4(l) to be incorrect if made as of any date following the date of this Agreement, including the Board in good faith determining by resolution that it is no longer in the best interests of the Company for the Company to continue to so qualify, the Company shall notify the Buyer prior to the taking of such action.

(m)          Board Designee.

(1) Following the date of this Agreement, the Board, in accordance with the bylaws of the Company (the “Bylaws”), shall take action to increase the number of directors constituting the Board by one person and shall promptly following receipt of notice from the Buyer Representative, elect either James Dondero or Matt McGraner to fill the vacancy so created to serve until the next annual meeting of stockholders of the Company or until his successor is duly elected and qualified.

(2) (A) Following the date of this Agreement, any time at which the Company’s stockholders shall have the right to, or shall, vote for or consent in writing to, the election of directors of the Company (whether at an annual meeting of the Company’s stockholders, a special meeting of the Company’s stockholders called for the purpose of electing directors of the Company or at any adjournment or postponement thereof), then, and in each such event, the Board shall (i) nominate one person to be designated by the Buyers holding a majority in interest of the Preferred Stock as a designee for election by the Company’s stockholders to the Board (the “Board Designee”), (ii) subject to the Board’s duties under Maryland law, the Board shall recommend that the Company’s stockholders vote in favor of the election of such Board Designee and (iii) enter into an indemnification agreement with such Board Designee substantially in the form filed as a Material Contract; and (B) if under the Articles Supplementary, the Buyers are entitled to nominate two additional directors for election by the Company’s stockholders to the Board, the Board, by action of the Board pursuant to the Bylaws, shall (i) create two additional vacancies on its Board and, in accordance with the Bylaws, include two persons designated by the Buyers holding a majority in interest of the Preferred Stock and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such designees (the “Additional Board Designees”) and (ii) enter into indemnification agreements with such Additional Board Designees substantially in the form filed as a Material Contract.

(3) The Board shall not withdraw any nomination or, subject to the Board’s duties under Maryland law, recommendation required under this Section 4(m), unless the Buyers holding a majority in interest of the Preferred Stock deliver to the Board a written request for such withdrawal or the Board determines reasonably and in good faith after consultation with outside legal counsel that (i) in the case of the Board Designee, such Board Designee is prohibited or disqualified from serving as a director of the Company or is a “bad actor” as such term is defined in Rule 506(d) under the Securities Act or (ii) in the case of an Additional Board Designee, such Additional Board Designee is prohibited or disqualified from serving as an independent director of the Company or is a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, in each case under any rule or regulation of the SEC, the Principal Market or by applicable Law; provided, however, that the Buyers holding a majority in interest of the Preferred Stock shall have the right to replace such Board Designee or Additional Board Designee, as applicable, with a new Board Designee or Additional Board Designee, as applicable. Further, (A) for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, the Board shall not nominate, in the aggregate, a number of nominees greater than the current number of members of the Board, (B) subject to the Board’s duties under Maryland law, the Board shall not recommend the election of any other person to a position on the Board for which the Board Designee or Additional Board Designee, as applicable has been nominated and (C) the Company shall use commercially reasonable efforts to cause each Board Designee or Additional Board Designee, as applicable, to be elected to the Board. If elected to the Board, the Board Designee or Additional Board Designee, as applicable, will serve as a member of the Board for such term as is provided in the Charter and Bylaws.

(4) The Buyers holding a majority in interest of the Preferred Stock shall cause any Board Designee or Additional Board Designee to resign from the Board and any committees on which such Board Designee or Additional Board Designee serves if, as determined reasonably by the Board in good faith after consultation with outside legal counsel, (i) in the case of the Board Designee, such Board Designee is prohibited or disqualified from serving as a director of the Company or a member of any such committees or is a “bad actor” as such term is defined in Rule 506(d) under the Securities Act or (ii) in the case of an Additional Board Designee is prohibited or disqualified from serving as an independent director of the Company or a member of any such committees or is a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, in each case under any rule or regulation of the SEC, the Principal Market or by applicable Law; provided, however, that, subject to the limitations set forth in this Section 4(m), the Buyers holding a majority in interest of the Preferred Stock shall have the right to replace such resigning Board Designee or Additional Board Designee with a new Board Designee or Additional Board Designee, as applicable, such newly-named Board Designee or Additional Board Designee to be elected promptly to the Board in place of the resigning Board Designee or Additional Board Designee, as applicable, in the manner set forth in the Charter and Bylaws for filling vacancies on the Board. Further, upon the resignation of any Board Designee or Additional Board Designee, any rights granted to such Board Designee or Additional Board Designee pursuant to this Section 4(m) shall terminate forthwith to the maximum extent permitted by applicable law and the Charter and Bylaws; provided, however, that any newly-named Board Designee or Additional Board Designee selected by the Buyers to replace the resigning Board Designee or Additional Board Designee shall be granted the rights set forth in this Section 4(m). Nothing in this paragraph (4) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any person designated hereunder as an Board Designee or Additional Board Designee, whether during or after such person’s service on the Board.

(5) The Buyers holding a majority in interest of the Preferred Stock shall designate a person to be a Board Designee or Additional Board Designee, as applicable, (A) who Buyer Representative believes in good faith has the requisite skill and experience to serve (w) in the case of a Board Designee, as a director of a publicly-traded company and (x) in the case of an Additional Board Designee, as an independent director of a publicly-traded company, (B) who is not prohibited from or disqualified from serving (x) in the case of a Board Designee, as a director of the Company, and (y) in the case of an Additional Board Designee, as an independent director of the Company, and (z) in each case is not a “bad actor” as such term is defined in Rule 506(d) under the Securities Act, in each case pursuant to any rule or regulation of the SEC, the Principal Market or applicable Law and (C) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred. Notwithstanding anything to the contrary in this Section 4(m), the parties hereto agree that members of the Board shall retain the right to object to the nomination, election or appointment of any Board Designee or Additional Board Designee for service on the Board if the members of the Board reasonably determine in good faith, after consultation with outside legal counsel, that such Board Designee or Additional Board Designee fails to meet the criteria set forth above. In the event that the members of the Board reasonably object to the nomination, election or appointment of any Board Designee or Additional Board Designee to the Board pursuant to the terms of this Section 4(m), the Board shall nominate or appoint, as applicable, another individual designated by the Buyers as the Board Designee or Additional Board Designee, as applicable, nominated for election to the Board that meets the criteria set forth in this Section 4(m).

(6) Notwithstanding anything to the contrary in this Section 4(m), nothing shall prevent the members of the Board from acting in accordance with their respective duties under Maryland law or applicable law or Principal Market requirements. The Board shall have no obligation to nominate, elect or appoint any Board Designee or Additional Board Designee, as applicable, if such nomination, election or appointment would violate applicable law or Principal Market requirements or result in a breach by the members of the Board of their duties to the Company and its stockholders; provided, however, that the foregoing shall not affect the right of the Buyers holding a majority in interest of the Preferred Stock to designate an alternative individual as the Board Designee or Additional Board Designee, as applicable, nominated for election to the Board, subject to the other terms, conditions and provisions in this Section 4(m).

(n)          Rule 144(c). The Company will use commercially reasonable efforts to remain in compliance with the reporting requirements of Rule 144(c) of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act.

5.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYERS TO PURCHASE PREFERRED STOCK.

The obligation of the Buyers to acquire shares of Preferred Stock at any Purchase Date is subject to the fulfillment, on or prior to the Purchase Date, of each of the following conditions, any of which may be waived by the Buyers:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the date when made and as of any Purchase Date, as though made on and as of such date.

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to any Purchase Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.

(e)          No Suspensions of Trading in Common Stock. The Common Stock (1) shall be designated for listing or quotation on the Principal Market and (2) shall not have been suspended, as of any Purchase Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of any Purchase Date, either (A) in writing by the Commission or the Principal Market or (B) by falling below any minimum listing maintenance requirements of the Principal Market. The Company shall have filed the Listing of Additional Shares Notification form with the Principal Market.

(f)          Articles Supplementary. The Company shall have filed the Articles Supplementary with the SDAT.

(g)          Amended and Restated Limited Liability Company Agreement. The Company shall have filed an Amended and Restated Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC (the “Operating Company”) to authorize and designate the terms of the preferred units of limited liability company interest that will be issued to the Company upon contribution by the Company to the Operating Company of the net proceeds from the sale of the Preferred Stock hereunder.

(h)          Board Designee. Prior to or as of the date of this Agreement, the Board, in accordance with the Bylaws, shall take action to increase the number of directors constituting the Board by one person and elect the Board Designee to fill the vacancy created by such increase.

(i)          Dean Jernigan. Dean Jernigan shall not have voluntarily resigned, or otherwise consented to his removal without cause, as the Chairman of the Board of Directors or the Executive Chairman of the Board of Directors of the Company.

(j)          Closing Deliveries.

(i)          Except as provided otherwise herein, at or prior to the first Purchase Date and on or after the effectiveness of this Agreement, the Company shall issue, deliver or cause to be delivered to the Buyers, the following:

(A)	this Agreement, duly executed by the Company, which shall be delivered on the date of execution hereof;

(B)	the Registration Rights Agreement, duly executed by the Company, which shall be delivered on the date of execution thereof;

(C)	one or more stock certificates (if physical certificates are required by the Buyers to be held immediately prior to the closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of the closing with original stock certificates to be delivered within two Business Days of such first Purchase Date), representing the number of shares of Preferred Stock the Buyers are purchasing from the Company, registered in the name of the Buyers (or, if the Buyers request, the Company shall cause to be made a book-entry record in the books and records of the Transfer Agent evidencing the shares of Preferred Stock registered in the name of the Buyers);

(D)	a legal opinion from counsel of the Company, substantially in the form attached hereto as Exhibit A, executed by such counsel and addressed to the Buyers, which shall be delivered to the Buyers upon the effectiveness of this Agreement with respect to all purchases that may occur during the current fiscal quarter;

(E)	a certificate of the Chief Executive Officer or President and the Chief Financial Officer of the Company, dated as of such first Purchase Date, certifying to the matters in Section 5(a) and Section 5(d) hereof substantially in form attached hereto as Exhibit B;

(F)	a certificate of the Secretary of the Company, dated as of such first Purchase Date, substantially in the form attached hereto as Exhibit C, (a) certifying the then current versions of the Charter, including the Articles Supplementary, and the Bylaws, and (b) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities; and

(G)	subject to the satisfaction of the condition described in Section 6(d)(i)(D), the Board of Directors shall have granted to the Buyers a waiver of the Ownership Limitations.

(ii)         Except as provided otherwise herein, at or prior to any Purchase Date other than the first Purchase Date, the Company shall issue, deliver or cause to be delivered to the Buyers, the following:

(A)	one or more stock certificates (if physical certificates are required by the Buyers to be held immediately prior to the closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of the closing with original stock certificates to be delivered within two Business Days of such Purchase Date), representing the number of shares of Preferred Stock the Buyers are purchasing from the Company, registered in the name of the Buyers (or, if the Buyers request, the Company shall cause to be made a book-entry record in the books and records of the Transfer Agent evidencing the shares of Preferred Stock registered in the name of the Buyers);

(B)	a legal opinion from counsel of the Company, substantially in the form attached hereto as Exhibit A, dated as of such Purchase Date, executed by such counsel and addressed to the Buyers, which shall be delivered to the Buyers on the first business day following the filing with the Commission of a quarterly or annual report, as applicable, following the end of each fiscal quarter, in each case, with respect to all transactions that may occur until the delivery of the legal opinion with respect to the immediately following fiscal quarter

(C)	a certificate of the Chief Executive Officer or President and the Chief Financial Officer of the Company, dated as of such Purchase Date, certifying to the matters in Section 5(a) and Section 5(d) hereof substantially in form attached hereto as Exhibit B; and

(D)	a certificate of the Secretary of the Company, dated as of such Purchase Date substantially in the form attached hereto as Exhibit C, (a) certifying the then current versions of the Charter, including the Articles Supplementary, and the Bylaws and (b) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities.

6.	CONDITIONS PRECEDENT to the OBLIGATIONS OF THE COMPANY TO SELL PREFERRED STOCK.

The Company’s obligation to sell and issue the shares of Preferred Stock at any Purchase Date to the Buyers is subject to the fulfillment on or prior to any Purchase Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties. The representations and warranties made by the Buyers in Section 2 shall be true and correct in all material respects as of the date when made and as of any Purchase Date, as though made on and as of such date.

(b)          Performance. Each Buyer shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to any Purchase Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Buyer Deliverables.

(i)          At or prior to the first Purchase Date after the effectiveness of this Agreement, each Buyer shall deliver or cause to be delivered to the Company the following:

(A)	this Agreement, duly executed by each Buyer;

(B)	the Registration Rights Agreement, duly executed by each Buyer;

(C)	the Purchase Amount by wire transfer to the account specified in writing by the Company;

(D)	the Waiver Representation Letter (as defined herein) duly executed and delivered to the Board of Directors of the Company; and

(E)	a properly completed and executed accredited investor questionnaire in the form attached hereto as Exhibit D.

(ii)         At or prior to any Purchase Date other than the first Purchase Date, each Buyer shall deliver or cause to be delivered to the Company the Purchase Amount by wire transfer to the account specified in writing by the Company; provided, however, that upon the request of the Company, each Buyer shall provide a representation letter certifying that the Buyer is an accredited investor as of the applicable Purchase Date and/or that the Buyer’s ownership of the capital stock of the Company will not result in a violation of the Ownership Limitations after giving effect to such Purchase.

7.	INDEMNIFICATION.

(a)          Indemnification of Buyer. In consideration of the Buyers’ execution and delivery of the Transaction Documents and the acquisition of the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees of the Buyer Indemnitee’s choice and disbursements (the “Buyer Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (1) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (2) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated therein or (3) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Buyer Indemnified Liabilities which directly and primarily result from (A) a breach of any of such Buyer’s representations and warranties, covenants or agreements made in the Transaction Documents or any certificate, instrument or document contemplated therein or (B) the gross negligence, bad faith, willful misconduct or malfeasance of such Buyer or any other Buyer Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law; provided, however, that no Buyer Indemnitee shall be entitled to indemnification for special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall be deemed not to include diminution in value of the Securities, which is specifically excluded from damages covered by the Buyer Indemnified Liabilities.

(b)          Indemnification Procedures. If any action shall be brought against any Buyer Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Buyer Indemnitee. Any Buyer Indemnitee shall have the right to employ separate counsel (or, if more than one Buyer is the subject of any action in respect of which indemnity is sought, one counsel for all such Buyers) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Indemnitee except to the extent that (1) the employment thereof has been specifically authorized by the Company in writing, (2) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (3) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Buyer Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Buyers seeking indemnity. The Company will not be liable to any Buyer Indemnitee under this Agreement (y) for any settlement by a Buyer Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Buyer Indemnitee’s breach of its representations, warranties or covenants under the Transaction Documents or any conduct by such Buyer Indemnitee which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnitee against the Company or others and any Liabilities the Company may be subject to pursuant to applicable law.

8.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)          A “Registration Default” (as defined in the Registration Rights Agreement) has occurred under the terms of the Registration Rights Agreement (subject to any applicable time periods set forth in the Registration Rights Agreement);

(b)          the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of five consecutive Business Days;

(c)          the delisting of the Common Stock from the Principal Market; provided, however, that the Common Stock is not immediately thereafter trading on the Nasdaq Stock Market or the OTC Bulletin Board;

(d)          the failure by the Transfer Agent to issue shares of Preferred Stock to the Buyers which the Buyers are entitled to receive within (i) five Business Days after the applicable Purchase Date solely due to the fault of the Company or (ii) otherwise, within 20 Business Days after the applicable Purchase Date;

(e)          the Company’s breach of any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least 20 Business Days after written notice to the Company of such breach;

(f)          the Company fails to sell shares of Preferred Stock to the Buyers in an amount that equals or exceeds $50,000,000 on or prior to the Final Draw Date in accordance with Section 1(b) hereof;

(g)          an event of default (subject to any applicable cure periods) under the terms of any Preferred Stock of the Company pursuant to the Articles Supplementary or any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced indebtedness of the Company, whether such preferred stock or indebtedness now exists or is incurred after the date of this Agreement;

(h)          if any Person commences an involuntary bankruptcy case against the Company pursuant to or within the meaning of any Bankruptcy Law and such case is not dismissed within 45 days after the commencement thereof;

(i)          if the Company pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) becomes insolvent; or

(j)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 10(l) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time (without regard for any available cure periods), would become an Event of Default, has occurred and is continuing, the Company may not require a Buyer to purchase any shares of Preferred Stock under this Agreement and may not deliver a Purchase Notice under this Agreement, and the Buyers shall not be obligated or permitted to purchase any shares of Preferred Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences an involuntary bankruptcy case against the Company and such case is not dismissed within 30 days after commencement thereof, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8(h), 8(i) and 8(j) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 10(l)(i) shall affect the Company’s or the Buyers’ obligations under this Agreement with respect to pending purchases and the Company and the Buyers shall complete their respective obligations with respect to any pending purchases under this Agreement.

9.	CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)          “Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s knowledge, overtly threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

(b)          “Additional Board Designee” has the meaning given in Section 4(m).

(c)          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.

(d)          “Agreement” has the meaning given in the preamble.

(e)          “Articles Supplementary” has the meaning given in the recitals.

(f)           “Available Amount” means initially $100,000,000 in shares of Preferred Stock, in the aggregate, which amount shall be reduced by the Purchase Amount each time the Buyers purchase shares of Preferred Stock pursuant to Section 1 hereof and increased if the Company delivers a notice to increase the Available Amount pursuant to Section 1(d) hereof.

(g)          “Bankruptcy Law” means Title 11 of the U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

(h)          “Board Designee” has the meaning given in Section 4(m).

(i)           “Board of Directors” means the board of directors of the Company.

(j)           “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(k)          “Buyer(s)” has the meaning given in the preamble.

(l)           “Buyer Indemnified Liabilities” has the meaning given in Section 7(a).

(m)         “Buyer Indemnitee(s)” has the meaning given in Section 7(a).

(n)          “Buyer Representative” means NexPoint Advisors, L.P.

(o)          “Bylaws” has the meaning given in Section 4(m).

(p)          “Charter” has the meaning given in the recitals.

(q)          “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(r)           “Commission” has the meaning given in the recitals.

(s)          “Common Stock” has the meaning given in the recitals.

(t)           “Company” has the meaning given in the preamble.

(u)          “Company IT Systems” has the meaning given in Section 3(ii).

(v)          “Company Property” has the meaning given in Section 3(q).

(w)          “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation and obtained or ascertained by either party, or furnished or made available to either party, by the other party, whether prepared by such party before or after the date of the Agreement and regardless of the manner in which furnished. Confidential Information shall not, however, include any information which (1) is or becomes generally available to the public other than as a result of a disclosure by either party in violation of this Agreement, (2) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, (3) becomes available to the receiving party on a non-confidential basis from a person other than the disclosing party who is not otherwise known to receiving the party receiving such information upon due inquiry to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation or (4) is independently developed by the receiving party without the use of or reliance on the “Confidential” or “Proprietary Information,” in whole or in material part.

(x)           “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(y)          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(z)          “DTC” means The Depository Trust Company.

(aa)        “Disclosure Materials” has the meaning given in Section 3(h).

(bb)       “Disclosure Schedule” has the meaning given in Section 3.

(cc)        “Dividend Common Stock” means shares of Common Stock issued as dividends on the Preferred Stock.

(dd)        “Dividend Preferred Stock” means shares of Preferred Stock issued as dividends on the Preferred Stock.

(ee)        “Environmental Law” has the meaning given in Section 3(ee).

(ff)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(gg)       “Final Draw Date” has the meaning given in Section 1(a).

(hh)       “Final Purchase Notice Date” has the meaning given in Section 1(a).

(ii)          “GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

(jj)          “Governmental Authority” has the meaning given in Section 3(p).

(kk)        “Governmental Body” means any government or governmental entity or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

(ll)          “Hazardous Materials” has the meaning given in Section 3(ee).

(mm)      “Highland” has the meaning given in the preamble.

(nn)       “Intellectual Property Rights” has the meaning given in Section 3(r).

(oo)       “Law” means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute, including those promulgated, interpreted, or enforced by any Governmental Body.

(pp)       “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.

(qq)       “License” means any license, franchise, notice, permit, easement, right, certificate, authorization, or approval to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

(rr)         “Lien” or “Liens” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

(ss)         “Manager” means JCAP Advisors, LLC, a limited liability company organized and existing under the laws of Delaware.

(tt)         “Material Adverse Effect” means any condition, occurrence, state of facts or event having any effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company, the Manager and the Operating Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, or any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability of the Company to perform any of its material obligations under this Agreement or the Transaction Documents. A Material Adverse Effect shall not include any of the following: (i) changes in general political, economic or financial market conditions that do not disproportionately affect the Company and its Subsidiaries; (ii) changes in industry conditions that do not disproportionately affect the Company and its Subsidiaries; (iii) changes resulting from the parties’ compliance with the terms of this Agreement and the Transaction Documents; (iv) changes in GAAP that do not disproportionately affect the Company and its Subsidiaries; (v) changes in Law that do not disproportionately affect the Company and its Subsidiaries; or (vi) acts of terrorism or war.

(uu)       “Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

(vv)        “OFAC” has the meaning given in Section 3(nn).

(ww)      “Offering” has the meaning given in the recitals.

(xx)        “Operating Company” has the meaning given in Section 5(g).

(yy)       “Ownership Limitations” means the limitations on ownership of capital stock of the Company set forth in Article VII of the Company’s Charter.

(zz)        “Ownership Limit Legend” has the meaning given in Section 4(e).

(aaa)      “Permits” has the meaning given in Section 3(p).

(bbb)     “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ccc)      “Preferred Stock” has the meaning given in the recitals.

(ddd)     “Principal Market” means the New York Stock Exchange; provided, however, that in the event the Company’s Common Stock is ever traded on the Nasdaq Stock Market or the OTC Bulletin Board, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(eee)      “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or overtly threatened in writing.

(fff)        “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyers pursuant to Section 1 hereof as set forth in a valid Purchase Notice which the Company delivers to Buyer Representative.

(ggg)     “Purchase Date” means with respect to any Regular Purchase made hereunder, the tenth Business Day after the date of receipt by Buyer Representative of a valid Purchase Notice that the Buyers are to buy shares of Preferred Stock pursuant to Section 1(a) hereof.

(hhh)     “Purchase Notice” shall mean an irrevocable written notice from the Company to Buyer Representative directing the Buyer to buy shares of Preferred Stock pursuant to Section 1(a) hereof as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

(iii)         “Purchase Price” means $1,000 per share of Preferred Stock.

(jjj)         “Regular Purchase” has the meaning given in Section 1(a).

(kkk)      “Regulation D” has the meaning given in the recitals.

(lll)         “Registration Rights Agreement” has the meaning given in the recitals.

(mmm)   “REIT” means a real estate investment trust as defined in Section 856 of the Code.

(nnn)     “Required Approvals” has the meaning given in Section 3(e).

(ooo)     “SDAT” has the meaning given in the recitals.

(ppp)     “SEC Reports” has the meaning given in Section 3(h).

(qqq)     “Securities” means Preferred Stock (including Preferred Stock purchased on any Purchase Date and Dividend Preferred Stock) and Dividend Common Stock.

(rrr)        “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(sss)      “Share Cap” has the meaning given in Section 2(j).

(ttt)        “Short Sale” means stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(uuu)     “Subsidiary” or “Subsidiaries” means of a specified person an affiliate controlled by such person directly or indirectly through one or more intermediaries.

(vvv)     “Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, License, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Body, including any interest, penalties, and additions imposed thereon or with respect thereto, and including Liability for the taxes of any other Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign Law) as a transferee or successor, by contract, or otherwise.

(www)   “Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.

(xxx)       “Taxing Authority” means the Internal Revenue Service and any other federal, state, local or foreign Governmental Body responsible for the administration of any Tax.

(yyy)     “Transaction Documents” has the meaning given in the recitals.

(zzz)       “Transfer Agent” means the transfer agent of the Company as set forth in Section 10(g) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(aaaa)    “Transfer Agent Letter of Instructions” has the meaning given in Section 4(f).

(bbbb)   “Waiver Representation Letter” means the letter from Buyers to the Board of Directors substantially in the form of Exhibit E, the delivery of which to the Board of Directors is a precondition to the issuance of a waiver of the Ownership Limitations.

10.	MISCELLANEOUS.

(a)	Fees and Expenses.

(i)          The Company shall reimburse the Buyers for all reasonable out-of-pocket expenses (including fees and disbursements of their counsel and accountants) incurred by or on behalf of the Buyer in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the other Transaction Documents through and including the date of this Agreement, including legal and financial diligence relating thereto, up to a maximum amount of $1,000,000, which amount shall include the fee in an amount up to $750,000 that the Buyers will pay to Jefferies LLC pursuant to Section 2(k).

(ii)         After the date of this Agreement, the Company and the Buyers shall each pay their respective fees and expenses incurred in connection with this Agreement and the other Transaction Documents.

(iii)        The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the shares of Preferred Stock to the Buyers.

(b)          Specific Performance. Each of the Buyers and the Company acknowledges and agrees that irreparable damage would occur to the other parties hereunder in the event that any of the provisions of this Agreement or the Transaction Documents were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the Transaction Documents by any other party and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the parties may be entitled by law or equity.

(c)          Governing Law; Jurisdiction; Jury Trial. THE CORPORATE LAWS OF THE STATE OF MARYLAND SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND BUYERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY BUYER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(e)          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g)          Entire Agreement. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyers, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(h)          Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (1) upon receipt when delivered personally; (2) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (3) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Jernigan Capital, Inc.
6410 Poplar Avenue, Suite 650
Memphis, TN 38119
Telephone:	901-567-9510
Facsimile:	901-567-9557
Attention:	John A. Good
Attention:	William H. Mathieu

With a copy to:
Morrison & Foerster LLP
2000 Pennsylvania Avenue, Suite 6000
Washington, DC 20006
Telephone:	202-887-1554
Facsimile:	202-785-7522
Attention:	David P. Slotkin

If to the Buyers:
NexPoint Advisors, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
Telephone:	972-628-4100
Facsimile:	972-628-4147
Attention:	Matt McGraner

With a copy to:
Highland Capital Management, L.P.
300 Crescent Court, Suite 700
Dallas, TX 75201
Telephone:	972-628-4100
Facsimile:	972-628-4147
Attention:	Thomas Surgent

and
Jones Day
2727 North Harwood Street
Dallas, TX 75201
Telephone:	214-220-3939
Facsimile:	214-969-5100
Attention:	Charles Haag

If to the Transfer Agent:
American Stock Transfer & Trust Company
10150 Mallard Creek Road, Suite 307
Charlotte, NC 28262
Telephone:	718-921-8380
Facsimile:	718-765-8742
Attention:	Felix Orihuela

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (1), (2) or (3) above, respectively.

(i)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, including by merger or consolidation. The Buyers may not assign their rights or obligations under this Agreement.

(j)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)          Publicity. Buyer Representative shall have the right to approve (which approval shall not be unduly withheld, conditioned or delayed) on behalf of the Buyers any press release prior to its issuance, filing with the Commission or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyers, their purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without such prior approval of Buyer Representative, to make any press release or other public disclosure (including any filings with the Commission) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with Buyer Representative in connection with any such press release or other public disclosure at least one Business Day prior to its release or use by the Company.

(l)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m)          Termination. This Agreement may be terminated only as follows:

(i)          By the Buyers any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to, or within the meaning of, any Bankruptcy Law, the Company commences a voluntary case or any Person commences an involuntary case (which is not dismissed within 30 days after commencement thereof) against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8(h), 8(i) and 8(j) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 10(i)(i) shall affect the Company’s or the Buyers’ respective obligations under this Agreement with respect to pending purchases of the Preferred Stock and the Company and the Buyers shall complete their respective obligations with respect to any pending purchases of the Preferred Stock under this Agreement.

(ii)         This Agreement will automatically terminate on the earlier of the (a) date that the Company sells and the Buyers purchase the full Available Amount as provided herein or (b) the close of business on the Final Draw Down Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 10(l)(iv) hereof; provided, however, that if, notwithstanding the timely delivery of the requisite Purchase Notice(s), the sale and purchase of the full Available Amount has not occurred due solely to a failure of a Buyer to perform its obligations hereunder, this Agreement shall remain in full force and effect until (y) the Company sells and the Buyers purchase the full Available Amount or (z) the Agreement is terminated by notice of the Company to Buyer Representative.

(iii)        Except as set forth in Sections 10(l)(i) (in respect of an Event of Default under Sections 8(h), 8(i) and 8(j)) and Section 10(l)(ii)), any termination of this Agreement pursuant to this Section 10(l) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.

(iv)        The representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the indemnification provisions set forth in Section 7 and the agreements and covenants set forth in Sections 4(e), 4(f) and 10, shall survive any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyers’ respective rights or obligations (a) under the Registration Rights Agreement which shall survive any such termination, (b) under this Agreement with respect to pending purchases of the Preferred Stock, and the Company and the Buyers shall complete their respective obligations with respect to any pending purchases of the Preferred Stock under this Agreement, and (c) under the Preferred Stock or other Securities issued hereunder.

(n)          Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyers that it has engaged Raymond James as its financial advisor in connection with the transactions contemplated hereby. The Company shall be responsible for the (i) payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by the Company relating to or arising out of the transactions contemplated hereby, and (ii) reimbursement to the Buyers for the amount paid by the Buyers to Jefferies LLC as provided in Section 10(a) of this Agreement.

(o)          Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

(p)          Replacement of Securities. If any certificate or instrument evidencing any Securities, if applicable, is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, as applicable, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of replacement Securities.

(q)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(r)          Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(s)          Buyer Representative. Each Buyer hereby acknowledges and agrees that it has irrevocably approved and appointed the designation of, and hereby irrevocably designates, NexPoint Advisors, L.P. as the Buyer Representative and NexPoint Advisors, L.P. is hereby appointed as of the date hereof as the true and lawful agent and attorney in fact of the Buyers as the Buyer Representative for and on behalf of the Buyers to give and receive notices and communications in connection with this Agreement and all related matters, to take all actions, and to take all other actions that the Buyer Representative deems necessary hereunder. In fulfilling its duties hereunder, the Buyer Representative shall act in good faith and in a manner that the Buyer Representative reasonably believes to be in the best interests of the Buyers, taken as a whole. Notices or communications to or from the Buyer Representative shall constitute notice to or from the Buyers. Each Buyer hereby agrees to receive correspondence from the Buyer Representative, including in electronic form. It is understood by all parties that NexPoint Advisors, L.P. is executing this Agreement solely in its capacity as the Buyer Representative. The Buyer Representative shall be entitled to act in its sole and absolute discretion and shall incur no liability whatsoever to the Buyers for any act done or omitted hereunder as the Buyer Representative, including errors in judgment, while acting in good faith or in reliance on the advice of counsel, accountants, or other advisors, consultants, or experts.

* * * * *

IN WITNESS WHEREOF, the Company and the Buyers have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

JERNIGAN CAPITAL, INC.

By:	/s/ John A. Good
Name: John A. Good
Title: President and Chief Operating Officer

Buyer Representative:

NexPoint Advisors, L.P.

By: NexPoint Advisors GP, LLC, its general partner

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Executive Vice President

BUYERS:

NexPoint Real Estate Strategies Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

NexPoint Real Estate Capital, LLC

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer and Executive Vice President

NexPoint Real Estate Opportunities, LLC

By: NexPoint Advisors, L.P., its Manager
By: NexPoint Advisors GP, LLC, its general partner

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Executive Vice President

SCHEDULES

Schedule 1(g)	Allocation of Purchases
Schedule 3(a)	Subsidiaries
Schedule 3(k)	Material Change

ANNEXES

Annex A	Articles Supplementary
Annex B	Registration Rights Agreement
Annex C	Transfer Agent Letter of Instructions

EXHIBITS

Exhibit A	Form of Legal Opinion
Exhibit B	Form of Officer’s Certificate
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Form of Accredited Investor Questionnaire
Exhibit E	Form of Waiver Representation Letter
Exhibit F	Form of Joinder

DISCLOSURE SCHEDULES

Schedule 1(g) – Allocation of Purchases

Available Amount

Buyers	Proportion of Preferred Stock to be purchased (%)

NexPoint Real Estate Capital, LLC	40.0%

NexPoint Real Estate Opportunities, LLC	60.0%

Schedule 3(a) – Subsidiaries

Name of Subsidiary	Jurisdiction

JCAP FI Holdings, LLC	Delaware

Jernigan Capital OP LLC	Delaware

Jernigan Capital Operating Company, LLC	Delaware

Schedule 3(k) – Material Changes

•	Share Repurchase Program, effective as of May 20, 2016 for a share repurchase of up to $10 million of the outstanding shares of common stock of the Company. As of the date hereof, the Company has repurchased and retired a total of 213,078 shares of its common stock at an aggregate cost of $3,152,593.73.

•	Cash dividend of $0.35 per share of common stock for the quarter ended June 30, 2016, paid on July 15, 2016 to the stockholders of record on July 1, 2016.

ANNEX A

Articles Supplementary

ANNEX B

Registration Rights Agreement

ANNEX C

Form of Transfer Agent letter of Instructions

EXHIBIT A

FORM OF LEGAL OPINION

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

EXHIBIT C

FORM OF secretary’s certificate

EXHIBIT D

form of accredited investor questionnaire

EXHIBIT E

FORM OF WAIVER REPRESENTATION LETTER

EXHIBIT F

form of Joinder